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                                                                      Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 18, 2002, relating to the financial statements and financial highlights of SunAmerica Style Select Series, Inc. and SunAmerica Strategic Investments Series, Inc. which appear in their October 31, 2002 Annual Report to Directors and Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Additional Information" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
December 17, 2003